UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2010 (June 15, 2010)

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)  As previously disclosed, on April 2, 2010 and April 27, 2010 the Compensation Committee ("Compensation Committee") of the Board of Directors of SL Green Realty Corp. (the "Company") and the Board of Directors of the Company, respectively, approved adoption of the Second Amended and Restated 2005 Stock Option and Incentive Plan (the "Amended 2005 Plan"), in each case, subject to stockholder approval.  At the Company's Annual Meeting of Stockholders held on June 15, 2010 (the "Annual Meeting"), the stockholders of the Company approved the Amended 2005 Plan.  Key employees, directors, officers, advisors, consultants, other personnel and other persons expected to provide significant services are eligible to receive awards under the Amended 2005 Plan, subject to the Compensation Committee's determination of eligibility of such persons.

The Amended 2005 Plan modifies the Amended and Restated 2005 Stock Option and Incentive Plan (the "Prior 2005 Plan") by:

(i) increasing the maximum number of fungible units available under the Prior Plan by 3,730,000 fungible units, from 7,000,000 fungible units to 10,730,000 fungible units;

(ii) changing the ratios in the Prior 2005 Plan governing the number of fungible units used by different types of awards with respect to awards granted after the date on which the Amended 2005 Plan was approved by stockholders;

(iii) eliminating the annual limitation contained in the Prior 2005 Plan on the number of shares of the Company's common stock that could be subject to awards granted during any year;

(iv) changing the limit on the number of shares of common stock that may be subject to awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code granted to any one person in any one year from 700,000 fungible units, in differing proportions based on the type of award, to 700,000 shares of common stock, regardless of the type of award;

(v) prohibiting the Company from paying cash dividends or dividend equivalents on awards granted under the Amended 2005 Plan that are subject to performance goals unless and until such goals have been attained, except that dividends will continue to accrue on such awards;

(vi) prohibiting the Company from repricing stock options or stock appreciation rights without obtaining stockholder approval, including a repricing by way of the exchange of stock options or stock appreciation rights for cash or other awards; and

(vii) extending the term of the Amended 2005 Plan, so that it expires June 15, 2020.

The terms of the Amended 2005 Plan are described in the section entitled "Proposal 2:  Approval of the Company's Second Amended and Restated 2005 Stock Option and Incentive Plan" in the Company's Revised Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2010 (the "Proxy Statement").  The foregoing summary of the Amended 2005 Plan is qualified in its entirety by reference to the Amended 2005 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)  The Company held the Annual Meeting on June 15, 2010.

(b)  The Annual Meeting was held for the purpose of: (i) electing one Class I director to serve on the Company's Board of Directors until its 2013 annual meeting of stockholders and until his successor is duly elected and qualifies; (ii) approving the Company's Amended 2005 Plan and (iii) ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.  Further information regarding the foregoing proposals is contained in the Proxy Statement.  The total number of shares of common stock entitled to vote at the Annual Meeting was 77,927,257, of which 71,711,433 shares, or approximately 92.02%, were present in person or by proxy.  The results of the meeting were as follows:

Proposal 1

Edwin Thomas Burton, III was elected as the Class I director of the Company for a three-year term or until his successor is duly elected and qualifies.

Votes For	Votes Withheld	Broker Non-Votes
57,090,064	12,126,552	2,494,817

Proposal 2

The Company's Amended 2005 Plan was approved.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
49,749,675	19,460,514	6,427	2,494,817

Proposal 3

The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.

Votes For	Votes Against	Votes Abstaining
71,521,562	179,935	9,936

Item 9.01.                      Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated 2005 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date:  June 18, 2010

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